UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 11, 2008

Golden Cycle Gold Corporation

(Exact name of Registrant as specified in its charter)

Colorado	0-11226	84-0630963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 South Tejon, Suite 201		80906
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 719-471-9013

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 11, 2008, Golden Cycle Gold Corporation, a Colorado corporation (“Golden Cycle” or the “Company”) entered into an Agreement and Plan of Merger dated January 11, 2008 (“Agreement”) with AngloGold Ashanti Limited, a corporation organized under the laws of the Republic of South Africa (the “Parent”), AngloGold Ashanti USA Incorporated, a Delaware corporation, and GCGC LLC, a Colorado limited liability company and a direct wholly owned subsidiary of AngloGold Ashanti USA Incorporated (collectively, “AngloGold Ashanti”).

Under the terms of the Agreement, Golden Cycle agreed to be acquired by AngloGold Ashanti through a transaction in which Golden Cycle’s shareholders will receive consideration consisting of American Depositary Shares (each, an “ADS”) of Parent under the terms and subject to the conditions set forth in the Agreement (the “Transaction”).

The Board of Directors of Golden Cycle, upon determination of the fairness from a financial point of view of the Transaction by PI Financial (US) Corp., has determined that the Transaction is in the best interests of Golden Cycle and its shareholders and has agreed to recommend that Golden Cycle shareholders approve the Transaction.

Agreement and Plan of Merger

Under the terms of the Agreement, it is proposed that the Transaction will be implemented as a statutory merger under Colorado law, pursuant to which Golden Cycle will merge with and into GCGC LLC.

Under the terms and subject to the conditions set forth in the Agreement (a) each issued and outstanding share of Golden Cycle common stock shall be automatically converted into the right to receive 0.29 (the “Exchange Ratio”) ADSs rounded up to the next whole ADS, with each whole ADS representing one ordinary share, par value 25 South African cents per share, of Parent; and (b) each unexpired and unexercised option to purchase Golden Cycle common stock granted under Golden Cycle stock option plans, whether vested or unvested, to be automatically converted into an option to purchase a number of ADSs equal to the number of Golden Cycle shares that could have been purchased (assuming full vesting) under such option multiplied by the Exchange Ratio (rounded down to the nearest whole number of ADSs) at a price per ADS equal to the per-share option exercise price specified in the Golden Cycle option divided by the Exchange Ratio (rounded up to the nearest whole cent). Such substituted option shall otherwise be subject to the same terms and conditions as the option to purchase Golden Cycle shares that it was issued in respect of.

Each of Golden Cycle and AngloGold Ashanti has made customary representations, warranties and covenants in the Agreement.

The Transaction is subject to mutual customary conditions to closing, including: (i) Golden Cycle obtaining approval by two-thirds of its shareholders entitled to vote; (ii) no governmental action, suit or proceeding that would prohibit, restrain, enjoin or restrict the consummation of the Transaction; (iii) a Form F-4 registration statement shall have become effective in accordance with the provisions of the Securities Act of 1933, as amended; (iv) ADSs to be issued in the Transaction shall have been approved for listing on the New York Stock Exchange; and (v) governmental approvals shall have been obtained or applicable waiting periods shall have expired (including the approval of the South African Reserve Bank).

AngloGold Ashanti’s obligation to close the Transaction is subject to the additional customary conditions to closing, including: (i) no breach of a representation or warranty by Golden Cycle that would give rise, in aggregate to a “Material Adverse Effect” (as defined in the Agreement); (ii) no Material Adverse Effect shall have occurred to Golden Cycle (not caused by or within the control of AngloGold Ashanti); (iii) Golden Cycle shall have performed or complied in all material respects with each of its obligations under the Agreement; (iv) delivery of tax representations and opinions, auditor comfort letters and officers’ certificates; and (v) evidence reasonably satisfactory to AngloGold Ashanti that the aggregate amount of all unpaid costs and expenses incurred by Golden Cycle in connection with the Agreement and the Transactions at closing is not in excess of $200,000. Golden Cycle’s obligation to close the Transaction is subject to the additional customary conditions to closing, including: (i) no breach of a representation or warrant by AngloGold Ashanti that would give rise in the aggregate to a Material Adverse Effect; (ii) AngloGold Ashanti shall have performed or complied in all material respects with each of its obligations under the Agreement; and (iii) delivery of tax representations and opinions, auditor comfort letters and officers’ certificates.

The Agreement contains a “no shop” restriction on Golden Cycle’s ability to solicit third party proposals, provide information to and engage in discussions and negotiations with third parties. The no shop provision is subject to a “fiduciary out” provision that allows Golden Cycle, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to written third party acquisition proposals submitted after the date of the Agreement that the Board of Directors believes in good faith to be bona fide and determines in good faith, after consultation with its financial advisors and outside counsel, constitutes a “Superior Proposal,” as defined in the Agreement. Under limited circumstances and subject to certain conditions, Golden Cycle may make an “Adverse Recommendation Change” (as defined in the Agreement) if: (i) Golden Cycle receives a bona fide written acquisition proposal from a third party (and such acquisition proposal was not initiated, solicited or knowingly encouraged or facilitated in violation of the Agreement), (ii) the Board of Directors of Golden Cycle determines in good faith, after consultation with its financial advisors and outside counsel, that such acquisition proposal constitutes a “Superior Proposal” and (iii) Golden Cycle provides written notice to AngloGold Ashanti advising that it is contemplating making such an Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided that prior to making an Adverse Recommendation Change, at the request of AngloGold Ashanti, during a four business day period, Golden Cycle shall negotiate in good faith with respect to any changes or modifications to the Agreement which would allow the Board of Directors of Golden Cycle not to make such Adverse Recommendation Change consistent with its fiduciary duties. Notwithstanding an Adverse Recommendation Change, Golden Cycle shall submit the Agreement to its shareholders at the shareholder meeting for the purpose of adopting the Agreement, with such disclosures as shall be required by applicable law.

Either party may terminate the Agreement (i) by mutual agreement, (ii) if the Transaction has not closed on or before June 30, 2008, provided that such party has fulfilled its obligations under the Agreement; (iii) any governmental action, suit or proceeding would prohibit, restrain, enjoin or restrict the consummation of the Transaction; or (iv) Golden Cycle shareholders fail to approve the Transaction. AngloGold Ashanti may terminate the Agreement under certain circumstances, including if: (i) Golden Cycle’s Board of Directors makes an Adverse Recommendation Change; (ii) Golden Cycle breaches its “no shop” obligations; (iii) Golden Cycle breaches a representation or warranty giving rise to a Material Adverse Effect; (iv) a Material Adverse Effect occurs with respect to Golden Cycle (not caused by or within the control of AngloGold Ashanti); and (v) Golden Cycle fails to satisfy its conditions to closing. Golden

Cycle may terminate the Agreement under certain circumstances, including if: (i) AngloGold Ashanti breaches a representation or warranty giving rise to a Material Adverse Effect; or (ii) Golden Cycle accepts a Superior Proposal and pays the break fee described below.

In connection with a termination of the Agreement, (a) Golden Cycle may be required to pay a fee of $5,760,000 to AngloGold Ashanti if: (i) the Transaction has not closed on or before June 30, 2008, provided that AngloGold Ashanti has fulfilled its obligations under the Agreement and is prepared to close; (ii) Golden Cycle has breached its no-shop covenants or obligation to hold a shareholder meeting; (iii) Golden Cycle terminates to accept a Superior Proposal; (iv) Golden Cycle’s Board of Directors make an Adverse Recommendation Change, Golden Cycle shareholders fail to approve the Transaction or the Transaction has not closed before June 30, 2008 and, in each case, an acquisition transaction with respect to Golden Cycle is closed within 18 months of the termination of the Agreement; or (v) Golden Cycle breaches a representation or warranty giving rise to a Material Adverse Effect or fails to comply in all material respects with its covenants and agreements in the Agreement, or (b) AngloGold Ashanti may be required to pay a fee of $1,440,000 to Golden Cycle if: (i) the Transaction has not closed on or before June 30, 2008, provided that Golden Cycle has fulfilled its obligations under the Agreement and is prepared to close or (ii) AngloGold Ashanti breaches a representation or warranty giving rise to a Material Adverse Effect or fails to comply in all material respects with its covenants and agreements in the Agreement. In addition, Golden Cycle shall pay AngloGold Ashanti the reasonable, documented costs and expenses incurred by AngloGold Ashanti in connection with the Agreement and the Transaction up to an amount equal to $500,000 in the event that AngloGold Ashanti terminates the Agreement as the result of an Adverse Recommendation Change, which amount shall be credited towards any termination fee payable to AngloGold Ashanti in connection with such termination.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement. The Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Golden Cycle. The Agreement contains representations and warranties that the parties to the Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with execution of the Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Agreement and are modified in important part by the underlying disclosure schedules.

Proxy Solicitation

In connection with the proposed transaction, AngloGold Ashanti will file with the SEC a registration statement on Form F-4 and Golden Cycle will mail a proxy statement/prospectus to its stockholders, and each will be filing other documents regarding the proposed transaction with the U.S. Securities and Exchange Commission (“SEC”) as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to Golden Cycle’s stockholders. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about AngloGold Ashanti and Golden Cycle, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Golden Cycle Gold Corporation, 1515 S. Tejon, Suite 201, Colorado Springs, CO 80906, Attention: Chief Executive Officer, (719) 471-9013, or to AngloGold Ashanti Limited, 76 Jeppe Street, Newtown, 2001 PO Box 62117 Marshalltown 2107 Johannesburg 2001 T3 00000 South Africa, Attention: Investor Relations, +27 11 637 6385.

AngloGold Ashanti, Golden Cycle and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Golden Cycle’s directors and executive officers is available in Golden Cycle’s proxy statement filed on Schedule 14A for its 2007 annual meeting of stockholders and Golden Cycle’s 2006 Annual Report on Form 10-K, and information regarding AngloGold Ashanti’s directors and executive officers is available in AngloGold Ashanti’s 20-F and AngloGold Ashanti’s 2006 Annual Report on Form 10-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Engagement Letter with PI Financial (US) Corp.

Golden Cycle engaged PI Financial (US) Corp. as its financial advisor in connection with the Transaction under the terms of an engagement letter dated December 18, 2007. Under the terms of the engagement letter, Golden Cycle has agreed to pay PI Financial (US) Corp. a fee of $500,000 on the closing of the Transaction. Golden Cycle has also agreed to reimburse PI Financial (US) Corp. for reasonable out-of-pocket expenses in connection with the engagement, which expenses shall be deducted from the total fee payable to PI Financial (US) Corp. on closing.

Item 8.01. Other Events

On January 11, 2008, AngloGold Ashanti entered into Shareholder Agreements (each a “Voting Agreement” and collectively, the “Voting Agreements”) with each of the following shareholders:

1.	David W. Tice & Associates, Inc. (1,298,265 common shares)
2.	OCM Gold Fund (457,000 common shares)
3.	Rex H. Hampton Jr. (56,110 common shares)
4.	Estate of Rex H. Hampton (57,400 common shares)
5.	Dr. Taki N. Anagnoston (484,280 common shares)
6.	James C. Ruder (1,000 common shares)
7.	Robert T. Thul (125 common shares)
8.	Donald L. Gustafson (0 common shares)
9.	Midas Fund, Inc./Midas Management Corporation (1,964,500 common shares)

The aforementioned shareholders represent an aggregate of approximately 44.2% of the Golden Cycle’s outstanding common stock. Each of aforementioned shareholders has agreed, in their capacities as stockholders, upon the terms and subject to the conditions set forth in their respective Voting Agreements, to vote all shares of common stock beneficially owned by such stockholder in accordance with the terms of such Voting Agreements.

On January 14, 2008, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01. Exhibits.

(2.1)	Agreement and Plan of Merger dated January 11, 2008(1)

(10.1)	Engagement Letter dated December 18, 2007

(99.1)	Form of Shareholder Agreement

(99.2)	Press Release(2)

(1)	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.
(2)	Previously filed on Form 8-K dated January 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN CYCLE GOLD CORPORATION

Date: January 15, 2008

	By:	/s/ R.Herbert Hampton
R. Herbert Hampton
President & CEO